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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☒	Preliminary proxy statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material under Rule 14a-12.

Commission File No. 0-29643

FOUNDERS FOOD & FIRKINS LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOUNDERS FOOD & FIRKINS LTD.
5831 CEDAR LAKE ROAD
ST. LOUIS PARK, MINNESOTA 55416

March            , 2002

Dear Shareholder:

        I am pleased to invite you to attend the annual meeting of shareholders of Founders Food & Firkins Ltd., to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on April            , 2002, at 3:30 p.m. local time. Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

                      Sincerely,

                      FOUNDERS FOOD & FIRKINS LTD.

                      Steven J. Wagenheim
                      President and Chief Executive Officer

FOUNDERS FOOD & FIRKINS LTD.
5831 CEDAR LAKE ROAD
ST. LOUIS PARK, MINNESOTA 55416

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
APRIL            , 2002

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Founders Food & Firkins Ltd., a Minnesota corporation, will be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on April            , 2002, at 3:30 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

  1.
  To elect six directors for the ensuing year and until their successors shall be elected and duly qualified;

  2.
  To consider and vote upon approval of the issuance and sale of shares of Series A Convertible Preferred Stock and warrants convertible or exercisable to purchase up to a maximum of 7,500,000 shares of common stock;

  3.
  To consider and vote upon approval of an amendment to our Articles of Incorporation, as amended, that would change our name to Granite City Food & Brewery Ltd.;

  4.
  To consider and vote upon approval of our 2002 Equity Incentive Plan;

  5.
  To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent auditors for the fiscal year ending December 29, 2002; and

  6.
  To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on February 27, 2002, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

                      Sincerely,

                      FOUNDERS FOOD & FIRKINS LTD.

                      Mitchel I. Wachman
                      Chief Financial Officer and Secretary

St. Louis Park, Minnesota
March            , 2002

FOUNDERS FOOD & FIRKINS LTD.
5831 Cedar Lake Road
St. Louis Park, Minnesota 55416

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
APRIL            , 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Founders Food & Firkins Ltd. for use at the annual meeting of shareholders to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on April            , 2002, at 3:30 p.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein, for approval of the issuance and sale of shares of Series A Convertible Preferred Stock and warrants, for approval of an amendment to our Articles of Incorporation that would change our name to Granite City Food & Brewery Ltd., for approval of our 2002 Equity Incentive Plan and for ratification of the appointment of independent auditors for the fiscal year ending December 29, 2002. If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

        The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about March            , 2002.

Record Date and Outstanding Common Stock

        The board of directors has fixed the close of business on February 27, 2002, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 3,807,350 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

        Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Founders Food & Firkins Ltd., 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416, Attention: Mitchel I. Wachman, or hand-delivered to Mr. Wachman before the vote at the meeting.

Voting and Solicitation

        Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

        We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

        The presence, in person or by proxy, of the holders of at least of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

        If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

        If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of February 1, 2002, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) our Named Executive Officer (as defined herein), and (d) all executive officers and directors as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)	Percent of Class(2)
Brewing Ventures LLC(3)	1,662,500	43.7%
New Brighton Ventures, Inc.(4)(5) 2397 Palmer Drive New Brighton, Minnesota 55112	242,420	6.2
Arthur E. Pew III(3)(6)	229,940	5.8
William E. Burdick(3)(7)	79,000	2.0
Steven J. Wagenheim(3)(5)(8)	45,000	1.2
Bruce H. Senske(9)	42,500	1.1
James G. Gilbertson(8)	30,000	*
Mitchel I. Wachman(3)(5)(8)	18,000	*
Bruce J. Barnett(10) 5805 Jonquil Lane Plymouth, Minnesota 55442	274,242	7.2
Otto G. Bonestroo(10) 175 Lakeland Shores Lakeland Shores, Minnesota 55043	224,242	5.9
All directors and executive officers as a group (6 persons)(11)	2,349,360	55.4%

*
Represents less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of February 1, 2002. Unless otherwise indicated, the address of each shareholder is c/o Founders Food & Firkins Ltd., 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416.

(2)
Percentage of beneficial ownership is based on 3,807,350 shares outstanding as of February 1, 2002. Shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person.

(3)
As set forth in Schedule 13D/A filed with the Securities and Exchange Commission by Brewing Ventures LLC on August 7, 2001. Messrs. Burdick, Wagenheim, Wachman and Pew are members of Brewing Ventures and collectively own 87% of its membership interests. As such, they may be deemed to be the indirect beneficial owners of such securities. The number of shares reported herein as beneficially owned by such individuals excludes shares held by Brewing Ventures LLC. Substantially all of the shares beneficially owned by Brewing Ventures LLC and Messrs. Burdick, Wagenheim, Wachman and Pew are subject to an escrow agreement with the Commissioner of

  Commerce for the State of Minnesota. The term of escrow runs through June 6, 2003, unless at an earlier date we demonstrate annual net earnings for any two consecutive years after June 6, 2000 of at least 5%.

(4)
Includes 121,210 shares purchasable pursuant to the exercise of Class A Warrants.

(5)
Messrs. Wagenheim and Wachman are the owners of New Brighton Ventures, Inc. and collectively own 100% of its stock. As such, they may be deemed to be the indirect beneficial owners of shares beneficially held by New Brighton Ventures, Inc. The number of shares reported herein as beneficially owned by such individuals excludes shares and Class A Warrants held by New Brighton Ventures, Inc.

(6)
As set forth in Schedule 13D/A filed with the Securities and Exchange Commission by Arthur E. Pew III on August 7, 2001. Includes 96,970 shares purchasable pursuant to the exercise of Class A Warrants, 35,000 shares purchasable pursuant to the exercise of options, 100 shares and 100 shares purchasable pursuant to the exercise of Class A Warrants owned by Mr. Pew's spouse and 400 shares and 400 shares purchasable pursuant to the exercise of Class A Warrants owned by trusts for the benefit of Mr. Pew's grandchildren, over which Mr. Pew is sole trustee.

(7)
As set forth in Schedule 13D/A filed with the Securities and Exchange Commission by William E. Burdick on August 7, 2001. Represents 25,000 shares and 25,000 shares purchasable pursuant to the exercise of Class A Warrants owned by Sherlock's Home, an entity 100% owned by Mr. Burdick, and 29,000 shares purchasable pursuant to the exercise of options.

(8)
Represents shares purchasable pursuant to the exercise of options.

(9)
Includes 6,250 shares purchasable pursuant to the exercise of Class A Warrants and 30,000 shares purchasable pursuant to the exercise of options.

(10)
Includes 12,121 shares purchasable pursuant to the exercise of Class A Warrants.

(11)
Includes shares held by Brewing Ventures LLC, shares and Class A Warrants held by New Brighton Ventures, Inc., shares and Class A Warrants held by Mr. Pew's spouse and shares and Class A Warrants held by trusts for the benefit of Mr. Pew's grandchildren. Includes 249,930 shares purchasable pursuant to the exercise of Class A Warrants and 187,000 shares purchasable pursuant to the exercise of options.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Six persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between any director or officer.

        It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies may recommend in the place of such nominee. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required

        The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote for the nominees listed below.

Name	Age	Position with Founders	Director Since
William E. Burdick	61	Chairman of the Board, Brewmaster and Director	1997
Steven J. Wagenheim	48	President, Chief Executive Officer and Director	1997
Mitchel I. Wachman	37	Chief Financial Officer, Secretary and Director	1999
Arthur E. Pew III	68	Director	1997
James G. Gilbertson	40	Director	1999
Bruce H. Senske	47	Director	1999

Business Experience

        William E. Burdick, Chairman of the Board, Brewmaster and director, is one of our founders. Mr. Burdick has over 30 years experience in the restaurant, hospitality and brewing industry in both corporate and private ownership positions. Mr. Burdick has been the President and shareholder of Sherlock's Home Restaurant Pub and Brewery since 1989. Mr. Burdick is a brewing chemist with a Bachelor's degree in microbiology from Brown University, and a graduate of Harrist-Watt University, Edinburgh, Scotland, with a Master's degree in brewing science. Mr. Burdick's early career began in Great Britain following his formal education as a brewing chemist for the William Younger Brewing Company. After several years of brewing, Mr. Burdick began the design and development phase of his career with the development of pubs for Allied Breweries as they expanded a series of 140 pubs during a four year period in the north of England. Mr. Burdick is a member of the Society of British Brewers, The Royal Society of Brewing Chemist in London as well as a member of the Association of Master Brewers in the USA. Mr. Burdick writes for several brewing publications and lectures widely on brewing, brewing history and brewing science. Mr. Burdick joined International Multifoods Corporation in Minneapolis in 1976 as head of restaurant design and development. Mr. Burdick was responsible for the site selection, design, construction and opening of over 400 restaurants from 1976 to 1988, including restaurants for such chains as Boston Sea Party, T. Butcherblock and Mr. Donut.

        Steven J. Wagenheim, President, Chief Executive Officer and director, is also one of our founders. Mr. Wagenheim has over 22 years of hospitality industry experience as corporate executive, owner/operator, manager and consultant for hotels, resorts, individual and multi-unit restaurant operations. Mr. Wagenheim is the Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., which operates a Champps Americana restaurant in New Brighton, Minnesota. Since 1989, Mr. Wagenheim has been involved in the expansion and operations of Champps restaurants. Between 1989 and 1992, Mr. Wagenheim was Chief Operating Officer of Champps Entertainment, Inc. Between 1992 and March 1994, he was the Chief Executive Officer and director of Champps Development Group, Inc., which managed franchised Champps restaurants in Richfield and New Brighton, Minnesota. Between March 1994 and March 1996, he served as President and a director of Americana Dining Corporation ("ADC") which operated Champps restaurants in Minnesota and developed Champps restaurants in Ohio. In April 1996, Mr. Wagenheim sold his interest in ADC to Daka International, Inc. and formed New Brighton Ventures, Inc. Prior to his association with Champps Entertainment, Mr. Wagenheim was a principal of the Leisure Time Industries practice for the international accounting firm, Laventhol & Horwath. He specialized in the restaurant industry with primary emphasis in the areas of operational management, the creation and implementation of accounting systems, conceptual evaluation, organizational development and productivity management. Mr. Wagenheim received his Bachelor's degree from Michigan State University and an Associate's Degree in Culinary Arts from the Culinary Institute of America.

        Mitchel I. Wachman served as our Vice President—Operations from June 1997 through October 1999, at which time he was appointed our Chief Financial Officer. He was appointed to our board of directors in December 1999 and also serves as our Secretary. Mr. Wachman is a shareholder and General Manager/Secretary of New Brighton Ventures, Inc. Mr. Wachman joined ADC in 1994. Between August 1995 and April 1996, Mr. Wachman was a District Operator for ADC, involved in the development of Champps restaurants in Ohio. Prior to joining ADC, Mr. Wachman was employed by Champps Development Group, Inc. as General Manager of its New Brighton restaurant since 1992. His duties include management development, quality control, profit and loss control and marketing and promotions. Mr. Wachman has been involved in the hospitality industry since 1984 and is a graduate of the Michigan State University School of Hotel, Restaurant Institutional Management.

        Arthur E. Pew III became one of our directors in August 1997. Mr. Pew retired from his employment by Burlington Northern Railroad Co. in 1990. Between 1989 until 1994, Mr. Pew owned and operated Champps restaurants in Richfield and New Brighton, Minnesota. Mr. Pew currently is a director of the Pew Charitable Trust Foundation and the Glenmede Trust Company, Philadelphia, PA.

        James G. Gilbertson became one of our directors in November 1999. Mr. Gilbertson has served as Chief Financial Officer of Navarre Corporation, a major distributor of music, software, interactive CD-ROM products and DVD videos, since January 2001. He held various positions at iNTELEFILM Corporation, an entity engaged in television commercial production, from July 1992 through January 2001, including serving as Co-President from August 2000 through January 2001, Chief Operating Officer from April 1996 through January 2001, and Chief Financial Officer from July 1992 through December 1999. Mr. Gilbertson served as a Chief Operating Officer of Harmony Holdings, Inc., a corporation involved in the production of television commercials, music videos and related media, from April 1996 through January 2001. He also served as Chief Executive Officer, President and a director of webADTV.com, Inc., a corporation involved in Internet enabling the advertising campaign process, from January 2000 through January 2001. From June 1988 to July 1992, he was the Chief Financial Officer of Parker Communications, which operated a group of radio stations. From 1985 to June 1988, Mr. Gilbertson was Controller of the radio division of Palmer Communications. Prior to that, he was a practicing certified public accountant with the firm of Ernst & Young LLP.

        Bruce H. Senske became one of our directors in November 1999. Mr. Senske is a Founder and Managing Director of Volition Advisory Group, LLC, a management advisory firm specializing in assisting companies in transition that was established in June 2001. From June 1998 until May 2001, Mr. Senske was first a Vice President and then a Managing Partner at Manchester Companies, a private investment and management-consulting firm formed in 1993. From September 1999 to September 2000, he served as Interim Chief Executive Officer of Telident, Inc., an entity which designed, manufactured and marketed proprietary hardware and software systems to provide the exact location of a 911 telephone call. Mr. Senske served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of U-Ship, Inc. from January 1993 to June 1998, with the exception of June and July 1997. From 1988 to 1992, Mr. Senske was Vice President of Strategic Marketing and Product Planning at Vocam Systems, Inc., a manufacturer of transportation management software systems, which became a division of the Pitney Bowes Company in 1990.

Board Meetings and Committees

        The board of directors held two meetings and took action by written consent twice during our last fiscal year. Each of the incumbent directors attended both of the meetings held, except that Mr. Burdick was unable to attend one meeting. The board of directors has also established audit and compensation committees, both of which consist of only non-employee directors. The members of our audit committee are independent, as independence is defined by applicable NASD listing standards.

        The audit committee, which consisted of Messrs. Pew, Gilbertson and Senske during our last fiscal year, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring our financial policies and control procedures, reviewing and monitoring the provision of non-audit services by our independent auditors and reviewing all potential conflict of interest situations. Our board of directors has adopted a written charter for the audit committee, a copy of which we previously filed with the Securities and Exchange Commission. The audit committee met twice during our last fiscal year.

        The compensation committee, which consisted of Messrs. Pew, Gilbertson and Senske during our last fiscal year, determines and establishes the salaries, bonuses and other compensation of our executive officers. The compensation committee did not meet during our last fiscal year.

Audit Committee Report

        Our audit committee has:

  •
  reviewed and discussed the audited financial statements with respect to the year ended December 30, 2001 with management;

  •
  discussed with Schechter, Dokken, Kanter, Andrews & Selcer Ltd. the matters required to be discussed by Statement on Auditing Standards No. 61;

  •
  discussed with Schechter, Dokken, Kanter, Andrews & Selcer Ltd. their independence; and

  •
  received the written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer Ltd. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees).

        Based on the above-referenced review and discussions, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 30, 2001 for filing with the Securities and Exchange Commission.

                      Arthur E. Pew III
                      James G. Gilbertson
                      Bruce H. Senske

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to compensation paid by us to our Chief Executive Officer (the "Named Executive Officer") during the three most recent fiscal years. We agreed with the Named Executive Officer that no salary would be paid to him through 2001. Compensation payable to him thereafter will be determined by our board. None of our other executive officers was paid a salary during the three most recent fiscal years.

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Awards
Name and Principal Position	Year	Salary		Securities Underlying Options
Steven J. Wagenheim President, Chief Executive Officer and Director	2001 2000 1999	$ $ $	0 0 0	25,000 0 20,000

        The following table sets forth each grant of stock options during the last fiscal year to the Named Executive Officer. No stock appreciation rights were granted during the last fiscal year.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)(2)	Expiration Date
Steven J. Wagenheim	25,000	10.1%	$1.65	12/27/11

(1)
These options became exercisable immediately upon grant.

(2)
Fair market value per share on the date of grant.

        The following table sets forth information concerning the unexercised options held by Named Executive Officer as of the end of the last fiscal year. No options were exercised by Named Executive Officer during the last fiscal year. No stock appreciation rights were exercised by Named Executive Officer during the last fiscal year or were outstanding at the end of that year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Wagenheim	45,000	0	$14,750	N/A

(1)
Market value of underlying securities at fiscal year end minus the exercise price.

Compensation of Directors

        Our directors are reimbursed for certain reasonable expenses incurred in attending board meetings. Directors who are also our employees receive no remuneration for services as members of the board or any board committee. Under our 1997 Director Stock Option Plan, directors who are not employed by us are entitled to receive annual grants of stock options.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements

        We entered into an employment agreement with Steven J. Wagenheim on December 14, 1999. Under the terms of the agreement, Mr. Wagenheim agreed to serve in his current office and capacity for a period of two years. The agreement contains non-competition provisions whereby Mr. Wagenheim will not acquire any direct or indirect interest in any casual dining or microbrewery business within our markets. The agreement includes a change in control provision that would entitle Mr. Wagenheim to receive severance pay equal to 18 months of salary if there is a change in control in our company and his employment terminates. We have also agreed to reimburse Mr. Wagenheim for his reasonable and necessary business expenses. The agreement permits him to participate in any fringe benefit programs for which he is eligible. As noted above, we agreed with Mr. Wagenheim that no salary would be paid to him through 2001. Compensation payable to him thereafter will be determined by our board. If the compensation level we establish for Mr. Wagenheim is not acceptable to him, we have agreed that his compensation level will be established by mediation or binding arbitration. As further consideration for the agreement, we granted a non-statutory stock option to Mr. Wagenheim in December 1999 for the purchase of 20,000 shares of common stock at $4.00 per share. We granted an additional non-qualified stock option for the purchase of 25,000 shares of common stock at $1.65 per share to Mr. Wagenheim in December 2001. Upon expiration of the initial term, the agreement automatically extended for a six month period. Unless either Mr. Wagenheim or our company provides the other with written notice of intention not to renew at least 30 days prior to the expiration of any extension term, the agreement will automatically extend for an additional six-month period at the expiration of each extension term.

PROPOSAL NO. 2
APPROVAL OF ISSUANCE AND SALE OF SERIES A
CONVERTIBLE PREFERRED STOCK AND WARRANTS

General

        Subject to shareholder approval, we propose to issue and sell between $1.0 million and $6.0 million of Series A Convertible Preferred Stock and five-year warrants to purchase common stock in a private placement transaction. Our board of directors has approved the issuance of up to 7,500,000 shares of common stock upon conversion of the preferred stock and exercise of the warrants. This number exceeds 20% of the outstanding voting securities of our company. As a result, shareholder approval of the issuance is required to enable us to meet continued listing requirements for our securities on The Nasdaq SmallCap Market.

        We intend to use the net proceeds of this private placement to develop additional Granite City Food & Brewery restaurants. The total cost of a Granite City Food & Brewery restaurant could be up to $4.0 million. It is currently our strategy to minimize our capital investment in restaurants, instead relying primarily upon leasing or sale/leaseback arrangements with developers and other lessors. If we are successful in leasing a restaurant on a build-to-suit basis, we estimate that our investment in improvements, furniture, fixtures and equipment will be approximately $1.0 million. Leasing arrangements may not be available at all desired sites. Therefore, in some locations we may be required to acquire real estate or otherwise increase our investment in such unit. Our actual costs to develop new restaurants may differ from these estimates depending upon, among other things, final designs, licensing and local law compliance, real estate acquisition costs and construction labor rates. We may not be able to find adequate financing or leasing opportunities in every instance.

        A general description of the preferred stock is set forth below, but such description is qualified in its entirety by reference to the full text of the certificate of designation, a copy of which is attached to this proxy statement as Appendix A.

        This proxy statement is not an offer to sell securities and it is not soliciting an offer to buy securities. We cannot assure you that we will be able to sell any securities in connection with the proposed private placement.

Effect of Issuance of Series A Convertible Preferred Stock and Warrants

        The issuance of the preferred stock and warrants will be dilutive to the holders of our outstanding capital stock. We have not sought the opinion of an independent financial advisor as to whether the issuance of the preferred stock and warrants will be fair to us and our shareholders from a financial point of view. Our board of directors, however, considered our financing alternatives, financial condition and the market price of our securities, and has authorized the issuance of the preferred stock and warrants.

        We intend to offer the preferred stock for cash consideration of $100.00 per share. Each share of preferred stock will be convertible at any time after issuance into the whole number of shares of common stock equal to $100.00 divided by 90% of the average closing price of our common stock on The Nasdaq SmallCap Market for the ten trading days immediately preceding the initial closing date (the "Conversion Price"). We will also issue (1) warrants to purchase 50% of the number of shares into which the preferred stock could be converted to purchasers of the preferred stock and (2) warrants to purchase 10% of the number of shares into which the preferred stock could be converted to our placement agent. The Conversion Price will be the exercise price of both the investor warrants and the agent's warrant. Although we will seek to complete the transaction as soon as practicable, the agency agreement governing the sale of the preferred stock and warrants provides that the private placement may continue through July 31, 2002.

        As an example, if we sell $6.0 million of preferred stock, we would issue 7,500,000 shares of common stock upon conversion of all of the preferred stock and exercise of all of the warrants, assuming a ten-day average price of our common stock of approximately $1.42 per share. In this case, we would sell 60,000 shares of preferred stock at $100.00 per share, resulting in gross proceeds to us of $6.0 million. Each preferred share would be convertible into the whole number of shares of common stock equal to $100.00 divided by 90% of the average closing price of our common stock on The Nasdaq SmallCap Market for the ten trading days immediately preceding the initial closing date. Based on an assumed ten-day average of approximately $1.42 per share, 90% of such price would equal $1.28 per share. In the aggregate, the preferred stock would be convertible into 4,687,500 shares of common stock, and we would issue investor warrants exercisable for the purchase of 2,343,750 shares of common stock and an agent's warrant exercisable for the purchase of 468,750 shares of common stock. If all of such warrants were exercised, the purchase price payable to us upon such exercise would be $3.6 million.

        Under the terms of the of the preferred stock, we would be obligated to pay a cash dividend equal to 8% of the principal amount of the purchase price of the preferred stock. At our option, we can pay this dividend in additional shares of our common stock valued at the Conversion Price. We have no present intent to do so, however.

        If the applicable ten-day average price of our common stock were higher than approximately $1.42 per share, we would issue fewer than 7,500,000 shares of common stock upon conversion of all of the preferred stock and exercise of all of the warrants. If the applicable ten-day average price of our common stock were less than approximately $1.42 per share, we would not issue more than 7,500,000 shares of common stock upon conversion of all of the preferred stock and exercise of all of the warrants; instead, we would sell less than $6.0 million of preferred stock so as not to exceed this ceiling. The 7,500,000 share ceiling excludes (1) shares issuable pursuant to the anti-dilution provisions of the preferred stock and (2) shares issuable in lieu of cash dividends on the preferred stock.

        Based upon the average closing price of our common stock on The Nasdaq SmallCap Market for the ten trading days ended February 26, 2002, the Conversion Price would have been $1.6425. Assuming the sale of $6.0 million of preferred stock, in the aggregate, the preferred stock would have been convertible into 3,652,968 shares of common stock, and we would have issued investor warrants exercisable for the purchase of 1,826,484 shares of common stock and an agent's warrant exercisable for the purchase of 365,296 shares of common stock. The sum of such issuances would be 5,844,748 shares of common stock.

Nasdaq Shareholder Approval Requirements

        Our common stock is listed on The Nasdaq SmallCap Market. The market rules of Nasdaq require shareholder approval if, in connection with a transaction other than a public offering, we issue, at a price less than the greater of book or market value, common stock or securities convertible into or exercisable for common stock which equals 20% or more of our outstanding common stock or 20% or more of the voting power outstanding before the issuance.

        On February 27, 2002, we had 3,807,350 shares of common stock outstanding. If we sell $6.0 million of preferred stock and the applicable ten-day average price of our common stock is approximately $1.42 per share, we would, as illustrated above, issue 7,500,000 shares of common stock, or approximately 197% of our outstanding common stock before the issuance, upon conversion of the preferred stock and exercise of the investor warrants and the agent's warrant.

        In addition, the market rules of Nasdaq require shareholder approval when an issuance of securities will result in a change in control of our company. Although we are not certain that the transaction will result in a change in control under the market rules of Nasdaq, if the transaction were to be so construed, approval of the issuance of the preferred stock and the warrants also constitutes approval of a change of control.

Description of the Series A Convertible Preferred Stock

        Overview.    Our amended articles of incorporation authorize our board of directors to issue, without any action by our shareholders, up to 10,000,000 shares of preferred stock, in any classes or series the board of directors determines, and to specify the rights, preferences and privileges of such shares. Subject to shareholder approval of this proposal, our board of directors intends to create and designate 60,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share. Shares of the preferred stock will have a stated value of $100.00 per share (the "Stated Value"). Certain terms of the certificate of designation for the preferred stock are summarized below. The following summary of rights, preferences, privileges and restrictions of the preferred stock is qualified in its entirety by reference to the certificate of designation for the preferred stock, a copy of which is attached to this proxy statement as Appendix A.

        Voting Rights.    The holders of the preferred stock will vote on an as-if-converted basis as a single class with the holders of common stock, except on matters adversely affecting them as a class. The consent of the holders of at least a majority of the preferred stock will be required:

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  to authorize or issue any shares of stock having priority over the preferred stock, and

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  for any amendment to the terms of the preferred stock which would adversely alter or waive any of the rights granted to the holders of the preferred stock.

        Dividends.    The holders of the preferred stock will be entitled to receive cumulative cash dividends, out of funds legally available therefore, at a rate of $8.00 per share per year. Dividends will be payable on June 30, September 30, December 31 and March 31 of each year, commencing June 30, 2002. Dividends will be cumulative and will accrue from and after the date of original issuance of the preferred stock, whether or not declared by our board of directors. Accrued dividends will bear interest at the rate of ten percent per year. We may not declare a cash dividend on any other class or series of stock ranking on a parity with, or junior to, the preferred stock as to dividends, unless we also declare and pay on the preferred stock any unpaid dividends. Dividends may, at our option, be paid in cash or in common stock valued at the Conversion Price. Approval of this proposal will provide our company with the right to issue an indeterminate number of shares of common stock in lieu of cash dividends. As of the date of this proxy statement, we have no intention of issuing common stock in lieu of cash dividends. In the future, we might issue common stock in lieu of cash dividends if our cash position required us to do so or if we otherwise found it imprudent to issue cash dividends.

        Liquidation.    In the event of an involuntary or voluntary liquidation or dissolution of our company, the holders of the preferred stock will be entitled to receive out of our assets an amount per share equal to the Stated Value, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon. We must make this payment to holders of the preferred stock before we make any payment or distribute any assets to the holders of our common stock or any other class of our shares raking junior to the preferred stock with respect to the payment upon dissolution or liquidation of our company.

        Redemption.    We may redeem all of the preferred stock following the third anniversary of the first issuance of the preferred stock at a redemption price equal to 200% of the Stated Value plus an amount in cash equal to all dividends unpaid, accumulated or accrued thereon and any interest due thereon. We must give notice at least 20 days in advance of any redemption.

        Conversion to Common Stock.    The holders of the preferred stock may at any time convert any or all of the shares of preferred stock into fully paid and non-assessable shares of common stock (or shares or units of any security into which our common stock is changed). Each share of preferred stock will be convertible into the whole number of shares of our common stock equal to the Stated Value divided by 90% of the average closing price of our common stock on The Nasdaq SmallCap Market for the ten trading days immediately preceding the first issuance of the preferred stock.

        Automatic Conversion.    We may require conversion of the preferred stock following the second anniversary of the first issuance of the preferred stock if:

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  the market price of our common stock for 20 consecutive trading days exceeds 200% of the Conversion Price, and our common stock has an average daily trading volume of at least 10,000 shares during such consecutive 20 trading day period, or

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  if we complete an underwritten public offering in the amount of at least $8.0 million at an offering price of at least $4.00 per share;

provided that, in either case, a registration statement has been filed and has become effective with respect to the common shares underlying the preferred stock to permit resale of the shares received upon conversion. We must give notice of such required conversion within 20 business days following the occurrence of such conditions or such right lapses until the next time such conditions are satisfied.

        Anti-Dilution Provisions.    The rate at which shares of preferred stock may be converted to common stock will be adjusted from time to time in order to prevent dilution if we issue or sell any shares of common stock or securities convertible into or exercisable for common stock for a consideration per share less than the Conversion Price by means of broad-based weighted-average adjustments, except with respect to:

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  options, warrants or other rights outstanding on the date of the first issuance of the preferred stock, provided that there is no adjustment to the terms of such options, warrants or other rights on or after the date of issuance of the preferred stock;

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  options to purchase shares of common stock and the issuance of awards of common stock pursuant to stock option or employee stock purchase plans adopted by our company and shares of common stock issued upon the exercise of such options granted pursuant to such plans; or

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  common stock issued to holders of the preferred stock upon conversion or in lieu of cash dividends.

        Registration Rights.    If holders of at least one-third of outstanding preferred stock and common stock issued on conversion of preferred stock or as payment in lieu of cash dividends on the preferred stock, or upon exercise of the related warrants (collectively, the "Registrable Securities") request that we file a registration statement having an aggregate offering price to the public of not less than $1.0 million, we will use our best efforts to cause such common stock to be registered; provided, however, that we will not be obligated to effect more than two such registrations, and shall not be obligated to effect more than one such registration during any 12 month period. We will have the right to delay such registration under certain circumstances for periods not in excess of 90 days each in any 12 month period. If registration is demanded under this or the registration rights described below, we may elect to register all of the common shares issuable upon conversion of the preferred stock, as dividends, or upon exercise of the related warrants. The number of demand registrations will be reduced by the number of S-3 registrations demanded below. These registration rights and the rights described below will not be available with respect to Registrable Securities which are eligible for sale under Rule 144.

        Holders of Registrable Securities will be entitled to "piggy-back" registration rights on all of our registrations or on any demand registrations of any other investor, subject to customary underwriter required cutbacks and standbacks. Such incidental registration rights will not apply to registrations on

Securities and Exchange Commission Forms S-8 or S-4. Holders of Registrable Securities will also be entitled to demand up to three demand registrations on Securities and Exchange Commission Form S-3, provided that such form is available to our company, so long as each such offering is in an amount of at least $500,000. We will not be obligated to file more than one S-3 registration in any six-month period.

        We will bear the expenses of registration, exclusive of underwriting discounts, commissions, taxes and fees and expenses of investors' counsel.

        Other Terms.    Without the consent of the holders of a majority of the preferred stock, for as long as the preferred stock remains outstanding, we may not:

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  declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the preferred stock as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of our company ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution or winding-up and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition we are in default with respect to any dividend payable on, or any obligation to retire shares of, the preferred stock;

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  authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to the preferred stock as to payment of dividends or as to payment or distribution of assets upon the liquidation or dissolution of our company; or

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  amend, alter or repeal any of the provisions of our amended articles of incorporation, or the certificate of designation of the preferred stock, so as to adversely affect the preferences, rights, privileges or powers of the preferred stock.

Common Stock Purchase Warrants

        Contingent upon the sale of the preferred stock, we plan to issue five-year warrants to purchase shares of common stock to investors who purchase preferred stock and our placement agent. We plan to issue investor warrants exercisable for a number of shares of common stock equal to 50% of the number of shares of common stock issuable upon conversion of all of the preferred stock we sell. We also plan to issue an agent's warrant exercisable for a number of shares of common stock equal to 10% of the number of shares of common stock issuable upon conversion of all of the preferred stock we sell.

        Each warrant will be immediately detachable from the preferred stock and will entitle the holder to purchase one share of common stock at an exercise price equal to the Conversion Price. Upon the occurrence of an event that gives rise to a conversion by our company, we may redeem the warrants upon not less than 20 days' prior written notice. The redemption price will be equal to $0.01 per warrant. At the option of a holder, the warrants may be exercisable on a cashless exercise basis. The warrants will contain anti-dilution provisions providing for broad-based weighted-average adjustments in connection with the issuance of any equity security, warrants, rights or any security convertible or exchangeable into the foregoing at a price less than the exercise price.

Restrictions on Securities

        The preferred stock and related warrants are being sold in reliance on representations of purchasers that they are accredited investors within the meaning of Regulation D and are acquiring such securities for investment and not with a view to resale or distribution. Such securities may not be resold except:

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  pursuant to a registration statement under the Securities Act of 1933, as amended, and applicable state laws; or

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  pursuant to exemptions from such laws.

After applicable holding periods have been met, common stock acquired upon conversion of the preferred stock or exercise of the warrants may be sold pursuant to Rule 144, if then available.

Vote Required

        The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting is required to approve the issuance. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers the issuance to be in the best interests of our company and our shareholders and recommends that you vote for approval of the issuance and sale of preferred stock and warrants.

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 60,000 will be designated Series A Convertible Preferred Stock upon shareholder approval of Proposal No. 2 and the rest of which is undesignated.

Units

        Each unit sold in our initial public offering consists of one share of common stock and one redeemable Class A Warrant. Each Class A Warrant is exercisable and may be transferred separately from the common stock. Each Class A Warrant entitles the holder to purchase, at any time until June 6, 2005, one share of common stock at an exercise price of $5.00 per share, subject to customary anti-dilution adjustments. We may redeem the Class A Warrants for $0.01 per warrant at any time, on 20 days' written notice, provided that the closing bid price of our common stock exceeds $6.25 per share, subject to customary anti-dilution adjustments, for any 45 consecutive trading days.

Common Stock

        As of February 27, 2002, there were 3,807,350 shares of common stock issued and outstanding. All outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are entitled to one vote for each share held of record on all matters voted upon by shareholders and may not cumulate votes for the election of directors. Thus, the owners of a majority of the common stock outstanding may elect all of the directors if they choose to do so, and the owners of the balance of such shares would not be able to elect any directors. Subject to the rights of the Series A Convertible Preferred Stock and any future series of preferred stock which may be designated, each share of outstanding common stock is entitled to participate equally in any distribution of net assets made to the shareholders in liquidation, dissolution or winding up of our company and is entitled to participate equally in dividends as and when declared by the board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of common stock. All shares of common stock have equal rights and preferences.

Series A Convertible Preferred Stock and Related Warrants

        For information regarding our Series A Convertible Preferred Stock, please review "Proposal No. 2—Approval of Issuance of Series A Convertible Preferred Stock—Description of the Series A Convertible Preferred Stock." For information regarding the warrants we plan to issue in connection with such preferred stock, please review "Proposal No. 2—Approval of Issuance of Series A Convertible Preferred Stock—Common Stock Purchase Warrants."

Undesignated Preferred Stock

        Other than the Series A Convertible Preferred Stock, no shares of preferred stock are issued or have been authorized or designated by the board of directors for issuance. Under governing Minnesota law and our articles of incorporation, no action by our shareholders is necessary, and only action of the board of directors is required, to authorize the issuance of any of the shares of authorized preferred stock. The board of directors is empowered to establish, and to designate the name of, each class or series of the shares of preferred stock and to set the terms of such shares, including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion, voting rights and preferences and other rights. Accordingly, the board of directors, without shareholder approval, may issue shares of preferred stock with terms, including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion, voting rights and preferences and other rights, that could adversely affect the voting power and other rights of holders of the common stock.

        The undesignated preferred stock may have the effect of discouraging an attempt, through the acquisition of a substantial number of shares of common stock, to acquire control of our company with a view to effecting a merger, sale or exchange of assets or a similar transaction. For example, the board of directors could issue such shares as a dividend to holders of common stock or place such shares privately with purchasers who may side with the board of directors in opposing a takeover bid. The anti-takeover effects of the undesignated preferred stock may deny shareholders the receipt of a premium on their common stock and may also have a depressive effect on the market price of the common stock. We have no current plans to issue additional preferred stock and we will not issue additional preferred stock unless such issuance is approved by a majority of our independent, disinterested directors.

Stock Options

        We have reserved 400,000 shares of common stock for the grant of stock options under our 1997 Stock Option Plan. As of February 27, 2002, we had granted stock options which grant to the holders thereof the right to purchase an aggregate of 399,000 shares of common stock under this plan. Such options are exercisable at prices ranging from $1.65 to $4.00 per share.

Director Stock Options

        We have reserved 250,000 shares of common stock for the grant of non-statutory stock options to non-employee directors under our 1997 Director Stock Option Plan. Pursuant to this plan, we automatically grant an initial option for the purchase of 15,000 shares to each outside director and thereafter grant stock options annually for the purchase of 15,000 shares. The initial stock option grant to an outside director is subject to the requirement that such director serve for at least one year and such option is not exercisable until such date. Each option is granted at fair market value on the date of grant, becomes exercisable one year after the date of grant and expires five years after the date of grant.

        As of February 27, 2002, options under the plan for the purchase of 140,000 shares had been granted. Such options are exercisable at prices ranging from $1.00 to $4.00 per share.

Options Outside Plans

        In December 2001, we granted options outside our stock options plans for the purchase of an aggregate of 62,000 shares of common stock to certain employees, including our three executive officers who also serve as directors. Such options are exercisable at $1.65 per share.

Warrants

        In February 1998, we issued a five-year warrant to Equity Securities Investments, Inc., our selling agent in connection with an earlier private placement, for the purchase of 111,950 shares of common stock at an exercise price of $1.00 per share.

        In June 1999, as part of the agreement for the development of our initial restaurant in St. Cloud, Minnesota, we issued to the partners of the developer, St. Cloud Investments, L.L.P., a three-year warrant for the purchase of 45,000 shares of common stock exercisable at $1.25 per share. None of the recipients of such warrant is affiliated with our company as shareholder or otherwise. No affiliation or relationship exists between us and St. Cloud Investments.

        In June 2000, we issued a five-year warrant to R.J. Steichen & Company, the underwriter of our initial public offering, for the purchase of 100,000 units at an exercise price of $4.95 per unit.

        Each outstanding warrant contains customary anti-dilution provisions, together with certain incidental and demand rights to require us to register the shares underlying the warrants with the Securities and Exchange Commission at our expense.

Class A Warrants

        The Class A Warrants included as part of the units sold in our initial public offering were issued under and are governed by the provisions of a warrant agreement between our company and Wells Fargo Bank Minnesota, National Association, as warrant agent. The following summary of the warrant agreement is not complete and is qualified in its entirety by reference to the warrant agreement, a copy of which has been filed with the Securities and Exchange Commission.

        The shares of common stock and the Class A Warrants offered as part of the units are detachable and may be transferred separately. Each Class A Warrant entitles the holder thereof to purchase one share of common stock until June 6, 2005, subject to earlier redemption, provided that at such time (a) a current prospectus relating to the shares of common stock issuable upon exercise of the Class A Warrants is in effect and (b) the issuance of such shares is qualified for sale or exempt from qualification under applicable state securities laws. Each Class A Warrant is exercisable at a price of $5.00 per share, subject to customary anti-dilution adjustments.

        We may redeem the Class A Warrants, on not less than 20 days' notice, at a price of $0.01 per warrant, at any time following a period of 45 consecutive trading days during which the per share closing bid price of our common stock exceeds $6.25, subject to customary anti-dilution adjustments. For this purpose, the closing bid price of the common stock shall be as reported by The Nasdaq SmallCap Market or The Nasdaq National Market. Warrantholders will automatically forfeit all rights thereunder, except the right to receive the $0.01 redemption price per warrant, unless they exercise the Class A Warrants before they are redeemed.

        Warrantholders are not entitled to vote, receive dividends or exercise any of the rights of holders of the shares of common stock for any purpose. The Class A Warrants are in registered form and may be presented for transfer, exchange or exercise at the office of the warrant agent. We cannot assure you that an established trading market will develop for the Class A Warrants.

        The warrant agreement provides for adjustment of the exercise price and the number of shares purchasable upon exercise to protect the warrantholders against dilution in certain events, including dividends, stock splits, reclassification and any combination of common stock, or the merger, consolidation or disposition of substantially all of the assets of our company.

        The Class A Warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration date, or earlier redemption date, at the office of the warrant agent, with the purchase form on the reverse side of the certificate properly completed and executed as indicated, accompanied by payment of the full exercise price, by certified or cashier's check payable to the order of our company, for the number of Class A Warrants being exercised.

Certain Limited Liability, Indemnification and Anti-Takeover Provisions under Minnesota Law

        Our articles of incorporation limit the liability of our directors to the fullest extent permitted by Minnesota law. Specifically, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability for (a) any breach of the director's duty of loyalty to our company or our shareholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) corporate distributions which are in contravention of restrictions in the Minnesota Business Corporation Act, our articles of incorporation or by-laws, or any agreement to which our company is a party, (d) violations of Minnesota securities laws, (e) any transaction from which the director derives an improper personal benefit or (f) any act or omission occurring prior to the effective date of the provision in our articles of incorporation eliminating or limiting liability. This provision generally will not limit liability under state or federal securities laws.

        Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation must indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity, as defined, of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made to that section for a complete statement of such indemnification rights.

        Our articles of incorporation provide that we will indemnify, and may in the discretion of the board of directors insure, directors, officers and employees of our company in the manner and to the fullest extent permitted by law. Our by-laws provide that each director and officer, past or present, of our company, and each person who serves or may have served at the request of our company as a director, officer, employee or agent of another corporation or employee benefit plan, and their respective heirs, administrators and executors, will be indemnified by us in accordance with, and to the fullest extent permissible by, applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Certain provisions of Minnesota Law, described below, could delay, defer or prevent a change in control of our company and could have the effect of making it more difficult to acquire our company or remove incumbent management. We are governed by the provisions of Section 302A.671 and 302A.673 of the Minnesota Business Corporation Act because we are an "issuing public corporation" which has 50 or more shareholders. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the interested shareholder's acquisition of shares is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock, or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock. Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act could, under some circumstances, deny our shareholders the receipt of a premium on their common stock and may also have a depressive effect on the market price of our stock.

        In the event of certain tender offers for stock of our company, Section 302A.675 of the Minnesota Business Corporation Act precludes the tender offer or from acquiring additional shares of stock (including acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of such an offer unless the selling shareholders are given the opportunity to sell the shares on terms that are substantially equivalent to those contained in the earlier tender offer. The section does not apply if a committee of the board of directors consisting of all of its disinterested directors (excluding present and former officers of the corporation) approves the subsequent acquisition before shares are acquired pursuant to the earlier tender offer.

        Anti-takeover provisions of our articles of incorporation, by-laws and Minnesota law could diminish the opportunity for shareholders to participate in acquisition proposals at a price above our then current stock price. These provisions may also inhibit increases in our stock price that could result from takeover attempts. For example, while we have no present plans to issue any preferred stock, our board of directors, without further shareholder approval, may issue preferred stock that could have the effect of delaying, deterring or preventing a change in control. The issuance of preferred stock could adversely affect the voting power of your shares. These provisions could also have the effect of delaying, deterring or preventing a change in control. No other anti-takeover provisions are currently contemplated by management.

Warrant Agent, Transfer Agent and Registrar

        Wells Fargo Bank Minnesota, National Association has been appointed as the warrant agent for the Class A Warrants and the transfer agent and registrar for our units and common stock. As of January 31, 2001, we had 49 shareholders of record.

PROPOSAL NO. 3
APPROVAL OF CORPORATE NAME CHANGE

        By action taken effective February 27, 2002, our board of directors adopted the following resolution, subject to approval by the shareholders at the annual meeting:

    RESOLVED, that Article I of the Articles of Incorporation, as amended, of Founders Food & Firkins Ltd. shall be amended in its entirety to read as follows:

    ARTICLE I

    The name of the Corporation is Granite City Food & Brewery Ltd.

        Our board of directors believes that the change in corporate name to Granite City Food & Brewery Ltd. will better communicate the principal business operations of our company to the public.

        The affirmative vote of holders of a majority of the shares entitled to vote at the annual meeting is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers the amendment to be in the best interests of our company and our shareholders and recommends that you vote for the amendment.

PROPOSAL NO. 4
APPROVAL OF 2002 EQUITY INCENTIVE PLAN

General

        To provide us with the flexibility to issue stock options in the coming years, the board of directors has adopted, subject to shareholder approval, our 2002 Equity Incentive Plan. The board of directors has reserved 600,000 shares of common stock for issuance under the plan and additional shares of common stock that will become available for issuance under the plan each year, which number of shares shall equal the greater of (a) 80,000 or (b) 2.0% of the outstanding shares of common stock on January 1 of each year, or a lesser amount determined by a committee of the board of directors responsible for administering the plan. A general description of the plan is set forth below, but such description is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this proxy statement as Appendix C.

Description of the Plan

        Purpose.    The purpose of the plan is to promote the long-term financial interest of our company and any related company by (a) attracting and retaining employees and other individuals providing services to our company, (b) motivating such individuals, by means of appropriate incentives, to achieve long-range goals, (c) providing incentive compensation opportunities that are competitive with those of other similar companies, and (d) conforming participants' interests with those of our shareholders through compensation based on our company's common stock.

        Term.    The term of the plan shall be unlimited in duration. However, no incentive stock options may be granted under the plan on a date that is more than ten years from the earlier of (a) the effective date of the plan or (b) the date the plan is approved by our shareholders. Further, the plan may be terminated at any time, provided that such termination will not adversely affect options then outstanding.

        Administration.    The plan is administered by the compensation committee of our board of directors. The committee has authority and discretion (a) to determine whether and to what extent any award or combination of awards will be granted, (b) to select from among eligible individuals those persons who will receive awards, (c) to determine the number of shares of common stock to be covered by each award, (d) to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, (e) to determine the treatment of awards upon the eligible individual's retirement, disability, death, or other termination of employment or service; (f) to cancel or amend the terms of any award, (g) to interpret the plan, and (h) to delegate any of its powers to any member of the committee or to any other person. The committee may establish, amend and rescind any rules and regulations relating to the plan and make all other determinations that may be necessary or advisable for the administration of the plan. The committee may also grant awards as alternatives to or replacements of awards outstanding under the plan or any other plan or arrangement.

        Eligibility.    All employees of our company or any subsidiary are eligible to receive incentive stock options pursuant to the plan. All (a) common law employees, prospective employees or officers of our company or any subsidiary, (b) members of our board of directors, (c) consultants and advisors to our company, and (d) employees of any related company or business partner of our company are eligible to receive non-qualified stock options. Approximately 375 persons were eligible to receive awards pursuant to the plan as of February 27, 2002.

        Options.    When an option is granted under the plan, the committee, in its discretion, specifies the exercise price, the type of option to be granted, and the number of shares which may be purchased upon exercise of the option. The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date of grant. However, with respect to any incentive stock option granted to a holder of more than 10% of our outstanding common stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. The fair market value of our common stock equals the closing price of our common stock as reported on The Nasdaq Stock Market on the date the option is granted. For awards that are intended to be "performance-based compensation" (as that term is used for purposes of Section 162(m) of the Internal Revenue Code), no more than 150,000 shares of common stock may be subject to such awards granted to any one individual during any one-calendar-year period.

        The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the committee, but the term of any incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, cashier's check, our common stock valued at then fair market value and acceptable to the committee, or a combination of these methods. Except as otherwise provided by the committee, awards granted under the plan are nontransferable during the life of the optionee.

        The committee will determine the form of stock option agreements which will be used for options granted under the plan. Such agreements will govern the right of an optionee to exercise an option upon termination of employment or affiliation with our company during the life of an optionee and following an optionee's death. The board of directors or the committee may impose additional or alternative conditions and restrictions on any type of option granted under the plan; however, each incentive stock option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be deemed an incentive stock option under Section 422 of the Internal Revenue Code.

        Restricted Stock.    Grants of restricted stock may be made by the committee, subject to the terms and provisions of the plan, at any time and in such amounts as the committee shall determine. Each grant of restricted stock and/or the vesting thereof may be conditioned upon the completion of a specified period of service with our company or a related company, upon the attainment of specified performance objectives or upon such other criteria as the committee may determine. Voting rights and rights to receive dividends shall be determined by the committee.

        Tax Offset Payments.    Grants of tax offset payments may be made by the committee in its discretion subject to the terms and provisions of the plan. Tax offset payments shall not exceed the amount necessary to pay applicable federal, state, local and other taxes payable with respect to an award. Tax offset payments shall be paid solely in cash.

        Change in Control.    Upon a change in control (as defined in the plan), all or a portion of an outstanding stock option (as determined by the committee) will become fully exercisable and vested and the restrictions applicable to all or a portion of a restricted stock award (as determined by the committee) will lapse and such shares shall be deemed fully vested if (a) such award is not assumed by the surviving corporation or its parent or (b) the surviving corporation or its parent does not substitute such award with another award of substantially the same terms.

        Amendment.    The committee may amend or terminate the plan, or any part thereof, at any time, provided, however, that no amendment or termination may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee. An amendment shall be subject to the approval of our shareholders only to the extent required by applicable law, rule, or regulation.

        Anti-dilution Provisions.    In the event of a corporate transaction involving our company, including without limitation any stock dividend, combination or reverse stock split, sale of substantially all assets, recapitalization, reorganization, merger, consolidation, split-up, spin-off, distribution of assets or other change in corporate structure, the committee may adjust or substitute awards to preserve the benefits or potential benefits of the awards. Actions by the committee may include (a) adjustment of the number and kind of shares which may be delivered under the plan, (b) adjustment of the number and kind of shares subject to outstanding awards, (c) adjustment of the exercise price of outstanding options, and (d) any other adjustments that the committee determines to be appropriate.

Federal Income Tax Consequences

        Incentive Stock Options.    Under present law, an optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 20%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Internal Revenue Code, our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

        Non-statutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of our company is subject to tax withholding by our company. The applicable withholding rate for income realized upon exercise of non-qualified stock options is 27%. Unless limited by Section 162(m) of the Internal Revenue Code, our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as a long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on held more than 12 months may be taxed at a maximum federal rate of 20% (lower rates may apply depending upon when the stock is acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

        Restricted Stock.    Restricted stock awards are generally taxed on the later of grant or the expiration of a substantial risk of forfeiture. A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code to the extent the award will be forfeited in the event that the recipient ceases to provide services to our company. Because the restricted stock grants are subject to a substantial risk of forfeiture, the recipient will not recognize ordinary income at the time the award is granted. Instead the recipient will recognize ordinary income on the earlier of (a) the date the restricted stock is no longer subject to a substantial risk of forfeiture or (b) when the restricted stock becomes transferable. The amount of ordinary income to be recognized is equal to the difference between the amount paid for the restricted stock and the fair market value of the restricted stock on the date the restricted stock is no longer subject to a substantial risk of forfeiture. The ordinary income recognized by the recipient who is an employee will be subject to tax withholding by our company. Unless limited by Section 162(m) of the Internal Revenue Code, our company is entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

        Tax Offset Payments.    In the year of receipt of a tax offset payment, the recipient will have taxable ordinary income, equal to the amount of the tax offset payment. In the case of a recipient who is also an employee, any tax offset payment will be subject to tax withholding by our company. Unless limited by Section 162(m) of the Internal Revenue Code, our company will be entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

        The foregoing is only a summary of the general effect of federal income taxation upon the optionee or recipient and our company with respect to the grant and exercise of options and awards under the plan. This summary does not purport to be complete and does not discuss the tax consequences arising in the context of the optionee's or recipient's death or the income tax laws of any municipality, state or foreign country in which the optionee's or recipient's income or gain may be taxable.

New Plan Benefits

        The following table shows the number of options that had been granted under the plan, subject to shareholder approval of the plan, as of February 27, 2002.

2002 Equity Incentive Plan

Name and Position	Dollar Value	Number of Shares
Steven J. Wagenheim President, Chief Executive Officer and Director	0	0
Executive Group	0	0
Non-Executive Directors Group	0	0
Non-Executive Officer Employee Group	0	0

Vote Required

        The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting is required to approve the plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers approval of the plan to be in the best interests of our company and our shareholders and recommends that you vote for approval of the plan.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

        The board of directors has appointed Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent auditors for the fiscal year ending December 29, 2002. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment the board of directors will select another firm of independent public accountants.

        Representatives of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

        Schechter, Dokken, Kanter, Andrews & Selcer Ltd. provided audit and non-audit services to us in 2001, the aggregate fees and expenses of which are shown below.

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-QSB for that fiscal year were $34,900.

All Other Fees

        The aggregate fees billed for services rendered by our principal accountant, other than the services described in the preceding paragraph, for our most recent fiscal year were $11,250.

        The audit committee has considered whether the provision of the services described in the preceding paragraph is compatible with maintaining our principal accountant's independence.

Recommendation

        The board of directors unanimously recommends a vote for the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent auditors for the fiscal year ending December 29, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On July 29, 1997, we issued to Brewing Ventures LLC 850,000 shares of common stock and a warrant to purchase 1,000,000 shares of common stock in exchange for Brewing Ventures' contribution of its restaurant concept and all proprietary data, know-how, business plans, and research and development in connection therewith. On August 13, 1997, Brewing Ventures made a capital contribution to us in the amount of $200,000. Concurrent with our initial public offering, Brewing Ventures tendered 187,500 of its shares to us in payment of the exercise price of its warrant to purchase 1,000,000 shares. As a result, Brewing Ventures currently owns 1,662,500 shares, or 43.7%, of our common stock. Our directors, officers or key employees who are members of Brewing Ventures are William E. Burdick, Steven J. Wagenheim, Mitchel I. Wachman and Arthur E. Pew III. The members of Brewing Ventures are the promoters of our company.

        In August 1997, we entered into a management agreement with Brewing Ventures. Pursuant to the management agreement, Brewing Ventures consulted with us regarding the development and execution of our restaurant concept. The fee under the management contract was paid at the rate of $25,000 per year. Substantially all of this amount was paid following our initial public offering from our income from operations. We agreed with Brewing Ventures to terminate the management agreement effective June 30, 1999. As of December 30, 2001, we had fulfilled our obligation to Brewing Ventures pursuant to the foregoing agreement.

        Pursuant to a separate consulting agreement between Brewing Ventures and Arthur E. Pew III, one of our directors, Brewing Ventures made payments totaling $7,000, $34,000 and $6,000 to Mr. Pew during 1999, 2000 and 2001, respectively.

        Messrs. Wagenheim and Burdick have personally guaranteed the lease on our restaurant in St. Cloud, Minnesota, and the lease on our restaurant in Sioux Falls, South Dakota. In July 2001, Messrs. Wagenheim, Burdick and Pew personally guaranteed the $1.5 million loan we obtained to finance our restaurant in Fargo, North Dakota. In connection with the guaranties of the loan, we entered into an agreement concerning guaranty with Messrs. Wagenheim, Burdick and Pew which provides, among other things, that our company, Mr. Wagenheim and Mr. Burdick, jointly and severally, agree to indemnify and hold Mr. Pew harmless from any liabilities which he may claim by reason of his guaranty of our indebtedness, and that we will indemnify Mr. Wagenheim and Mr. Burdick from any liabilities they may incur by reason of their guaranties of our indebtedness. We have further agreed that we will not, without Mr. Pew's consent, modify the terms and conditions of the loan, default in payment of obligations under the loan agreement or incur additional indebtedness other than indebtedness under the loan, ordinary trade debt or other indebtedness incurred in the ordinary course of business, not to exceed $100,000 at any time. The agreement also contains other customary covenants and covenants that we will use our best efforts to refinance the $1.5 million of indebtedness by January 1, 2006 and that we will use our best efforts to obtain a release of Mr. Pew from the guaranty by that date. If we have not released Mr. Pew from the obligation by January 1, 2006, we are obligated to pay him a monthly guaranty fee beginning in February 2006 in the amount of $1,000, until he is released from the obligation. At its meeting in December 2001, our board of directors agreed to compensate Messrs. Wagenheim, Burdick and Pew for their existing and future guaranties of our indebtedness. Although the amount has not yet been determined, our board agreed that such compensation would be paid upon the initial payment of rent on our next restaurant lease. Messrs. Wagenheim, Burdick and Pew are under no obligation to personally guarantee any of our future obligations.

        From our inception through June 25, 2000, New Brighton Ventures, Inc., the entity through which Messrs. Wagenheim and Wachman own a Champps restaurant in New Brighton, Minnesota, incurred expenses on our behalf and charged us for personnel loaned to us to assist us in the development of our concept and menu, in an amount aggregating approximately $296,000. As of December 31, 2000, we had repaid all amounts due in full. We believe that the amount paid by us equates to the approximate cost of the provision of such services.

        In February 2000, we issued a promissory note to New Brighton Ventures in the principal amount of $152,500. Such note was to mature in August 2000 and bore interest at the rate of 8% per year. We used the funds we obtained from New Brighton Ventures to purchase a liquor license in Sioux Falls, South Dakota. We also received a $25,000 advance from New Brighton Ventures which we paid to the underwriter of our initial public offering. We repaid our indebtedness to New Brighton Ventures with a portion of the net proceeds of our initial public offering.

        The terms of each of the transactions described above were established by the founders of our company without independent valuation of our restaurant concept or of the services provided to us. We believe, however, that the transactions were effected on terms no less favorable to us than those that could have been realized in arm's length transactions with unaffiliated parties.

        Before November 26, 1999, we did not have any independent, disinterested directors. Following their appointment, our independent, disinterested directors approved (a) our acceptance of shares from Brewing Ventures in payment of the exercise price of its warrant, (b) the termination of our management agreement with Brewing Ventures, (c) our employment agreement with Steven J. Wagenheim, and (d) our issuance of a promissory note to New Brighton Ventures. For more information regarding our employment agreement with Mr. Wagenheim, please review "Executive Compensation—Employment Contracts and Termination of Employment, and Change-in-Control Arrangements."

        On November 14, 2001, we issued a promissory note for $100,000 to New Brighton Ventures, the entity through which Messrs. Wagenheim and Wachman own a Champps restaurant in New Brighton, Minnesota. We used the proceeds of this note to pay capital expenditures related to the development of the Fargo location. The principal of this loan is due and payable 30 days following demand for payment. Until such demand is made, we are required to pay monthly installments of accrued interest only. As of December 30, 2001, the full principal balance of $100,000 and $443 of accrued interest remained due to New Brighton Ventures.

        Executive officers and directors of our company, and owners of more than 5% of our common stock, purchased an aggregate of 274,172 units sold in our initial public offering in June 2000. Of such total, the following purchases were made:

  •
  Sherlock's Home, an entity 100% owned by William E. Burdick, our Chairman of the Board, Brewmaster and director, purchased 25,000 units in our initial public offering using working capital.

  •
  New Brighton Ventures, an entity 70% owned by Steven J. Wagenheim, our President, Chief Executive Officer and director, and 30% owned by Mitchel I. Wachman, our Chief Financial Officer, Secretary and director, purchased 121,210 units in our initial public offering using approximately $200,000 of working capital and $300,000 loaned to New Brighton Ventures by Arthur E. Pew III, one of our directors.

  •
  Arthur E. Pew, one of our directors, purchased 96,970 units in our initial public offering using personal funds. In addition, Mr. Pew's spouse purchased 100 units in our initial public offering and trusts for the benefit of Mr. Pew's grandchildren purchased 400 units in our initial public offering.

  •
  Bruce H. Senske, one of our directors, purchased 6,250 units in our initial public offering using personal funds.

  •
  Bruce J. Barnett, an owner of more than 5% of our common stock, purchased 12,121 units in our initial public offering using personal funds.

  •
  Otto G. Bonestroo, an owner of more than 5% of our common stock, purchased 12,121 units in our initial public offering using personal funds.

        All future transactions between us and our officers, directors and principal shareholders and their affiliates will be approved by a majority of the board, including a majority of the independent and disinterested non-employee directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such officers, directors and shareholders are required by the Securities and Exchange Commission to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the Securities and Exchange Commission during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that one report on Form 5 setting forth the November 26, 2000 automatic grant of a stock option for the purchase of 15,000 shares, pursuant to our 1997 Director Stock Option Plan, to James G. Gilbertson, one of our non-employee directors, was not filed on a timely basis.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Founders Food & Firkins Ltd., 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416, Attention: Mitchel I. Wachman, no later than November            , 2002. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after January            , 2003, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

ANNUAL REPORT ON FORM 10-KSB

        A copy of our annual report on Form 10-KSB for the fiscal year ended December 30, 2001, as filed with the Securities and Exchange Commission, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Mitchel I. Wachman, Secretary, at our principal address.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates important business and financial information about our company that is not included in or delivered with this proxy statement. This proxy statement incorporates by reference the documents listed below:

  •
  Annual Report on Form 10-KSB for the year ended December 30, 2001 (delivered with this proxy statement);

  •
  Current Report on Form 8-K filed March 7, 2002 (not delivered with this proxy statement); and

  •
  Description of our units, common stock and redeemable Class A Warrants contained in our registration statement on Form 8-A/A (File No. 0-29643) filed on March 19, 2001 (not delivered with this proxy statement).

        We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the annual meeting.

        We will send you the documents incorporated by reference in this document, without charge, excluding exhibits to the information that is incorporated by reference, unless the exhibits have been specifically incorporated by reference in this document.

        Shareholders may obtain documents incorporated by reference in this document by addressing their requests to Founders Food & Firkins Ltd., 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416, Attention: Mitchel I. Wachman. Shareholders may also obtain documents incorporated by reference in this document by telephone at (952) 525-2070.

        If you would like to request documents, including any documents we may subsequently file with the Securities and Exchange Commission before the annual meeting, please do so by April             , 2002 so that you will receive them before the annual meeting.

                      Sincerely,

                      FOUNDERS FOOD & FIRKINS LTD.

                      Steven J. Wagenheim
                       President and Chief Executive Officer

St. Louis Park, Minnesota
March     , 2002

APPENDIX A

FOUNDERS FOOD & FIRKINS LTD.

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
OF
SERIES A CONVERTIBLE PREFERRED STOCK

        Founders Food & Firkins Ltd., a Minnesota corporation (the "Corporation"), does hereby certify that pursuant to authority vested in it by the provisions of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation by action in writing by the Board of Directors taken pursuant to Section 302A.239 of the Minnesota Business Corporation Act, did adopt the following resolution authorizing the creation and issuance of a series of preferred stock designated as Series A Convertible Preferred Stock:

        RESOLVED that, pursuant to authority expressly granted to the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of shares of preferred stock of the Corporation (such series being hereinafter called "this Series" or the "Series A Preferred") and hereby fixes, in addition to the relative rights, voting power, preferences and restrictions stated in the Articles of Incorporation of the Corporation, the following designation and number of shares of this Series and the following voting, dividend rate, liquidation preference, redemption, conversion right and other rights, preferences and restrictions with respect to the Series A Preferred:

1.
Designation of Series of Preferred Stock.

        Of the 10,000,000 shares of preferred stock which the Corporation is authorized to issue pursuant to its Articles of Incorporation, 60,000 of such shares are designated as shares of Series A Convertible Preferred Stock of the Corporation, par value $.01 per share. Shares of the Series A Preferred shall have a stated value of $100.00 per share (the "Stated Value"). Such shares of Series A Preferred, together with the 90,000,000 shares of authorized common stock of the Corporation, the remaining balance of the undesignated shares of preferred stock of the Corporation and any other common stock or preferred stock that may hereafter be authorized in or pursuant to the Articles of Incorporation of the Corporation, are sometimes hereinafter collectively referred to as the "capital stock."

2.
Voting Privileges.

        (a)    General.    Each holder of Series A Preferred shall have that number of votes on all matters submitted to the shareholders that is equal to the number of shares of common stock into which such holder's shares of Preferred Stock are then convertible, as hereinafter provided. Each holder of common stock shall have one vote on all matters submitted to the shareholders for each share of common stock standing in the name of such holder on the books of the Corporation. Except as otherwise provided herein, and except as otherwise required by agreement or law, all shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the shareholders.

        (b)    Additional Class Votes by Series A Preferred.    Without the affirmative vote or written consent of the holders (acting together as a class) of a majority of the shares of Series A Preferred at the time outstanding, the Corporation shall not: (i) authorize or issue any shares of stock having priority over Series A Preferred as to the payment of dividends or the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation; or (ii) amend the Articles of Incorporation of the Corporation or this Certificate of Designation so as to alter adversely any existing provision relating to Series A Preferred or the holders thereof or waive any of the rights granted to the holders of the Series A Preferred by the Articles of Incorporation of the Corporation or this Certificate of Designation.

3.
Dividends.

        (a)  The holders of shares of Series A Preferred shall be entitled to receive cumulative cash dividends, out of funds legally available therefor, at a rate of $8.00 per share per annum and no more, before any dividend or distribution in cash or other property on common stock or any class or series of stock of the Corporation ranking junior to the Series A Preferred as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

        (b)  Dividends on the Series A Preferred shall be payable on June 30, September 30, December 31 and March 31 of each year, commencing June 30, 2002 (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty (60) days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of this Series for each dividend period shall be computed by dividing the annual rate of $8.00 by four. Dividends payable on this Series for the initial dividend period and for any other period less than a full quarterly period shall be computed and prorated on the basis of a 360-day year of twelve 30-day months.

        (c)  Dividends on the Series A Preferred shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall bear interest at a rate of ten percent (10%) per annum.

        (d)  No cash dividend may be declared on any other class or series of stock ranking on a parity or junior with the Series A Preferred as to dividends in respect of any dividend period unless there shall also be or have been declared and paid on the Series A Preferred accrued, unpaid dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

        (e)  Dividends may, at the option of the Corporation, be paid in shares of fully-paid and nonassessable common stock of the Corporation, valued at the then applicable Conversion Price of the Series A Preferred, as hereinafter defined. Any portion of a dividend that would result in issuance of a fractional share of common stock shall be paid in cash at the dividend rate. Such securities may be "restricted securities" of the Corporation as that term is defined under Rule 501(a) of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

4.
Liquidation Preference.

        (a)  In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series A Preferred shall be entitled to receive out of the assets of the Corporation an amount per share equal to the Stated Value, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon if any. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation, payment shall be made to the holders of shares of Series A Preferred in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the common stock or any other class of shares of the Corporation ranking junior to the Series A Preferred with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series A Preferred and any liquidation preference on any other class or series of preferred stock of the Corporation ranking on a parity with the Series A Preferred, to which they respectively shall be entitled, the holders of such shares of Series A Preferred and the holders of any such other class or series of preferred stock of the Corporation ranking on a parity with the Series A Preferred shall share pro rata in any such distribution in proportion to full amounts to which they would otherwise be respectively entitled.

        (b)  Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series A Preferred to convert such shares at any time and from time to time in accordance with Section 6 below.

5.
Redemption.

        The Corporation shall have the right to redeem all of the Series A Preferred on the following terms and conditions:

        (a)  The Series A Preferred shall be redeemable by the Corporation at its sole option at any time on or after the third anniversary of the first issuance of the Series A Preferred. The Corporation shall redeem such shares out of funds legally available for redemptions. Immediately prior to authorizing or making any such redemption with respect to the Series A Preferred (and in no event later than the date specified for redemption in the redemption notice described below), the Corporation, by resolution of its Board of Directors, shall declare a dividend on the Series A Preferred to be redeemed, which shall be in an amount equal to any accrued and unpaid dividends on such Series A Preferred up to and including the date designated for such redemption (the "Redemption Date"). Redemption shall be made on the Redemption Date at a redemption price per share equal to two hundred percent (200%) of the Stated Value plus an amount in cash equal to all dividends unpaid, accumulated or accrued thereon and any interest due thereon.

        (b)  Notice of any redemption pursuant to this Section 5 shall be mailed at least twenty (20) days in advance of the Redemption Date to the holders of record of Series A Preferred to be redeemed at their respective addresses shown in the books of the Corporation. Each such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to be paid or accrue on the Redemption Date. To facilitate the redemption of the Series A Preferred, the Board of Directors may fix a record date for the determination of holders of Series A Preferred to be redeemed not more than sixty (60) days prior to the Redemption Date.

        (c)  On or before the Redemption Date, each holder of Series A Preferred shall surrender to the Corporation the certificates representing the shares redeemed, duly endorsed or assigned to the Corporation, and the holder shall thereafter be entitled to receive payment of the redemption price.

        (d)  On the Redemption Date and subject to the complete satisfaction by the Company of its obligations due to the holders of the Series A Preferred, (i) dividends on the Series A Preferred called for redemption shall cease to accrue, (ii) such shares shall be deemed no longer outstanding, and (iii) all rights of such holder as a holder of Series A Preferred (except the right to receive from the Corporation the amounts payable upon redemption upon surrender of the certificates evidencing such shares), including the right to convert the Series A Preferred, shall cease. Notwithstanding the delivery to any holder of Series A Preferred of a redemption notice described above, if, prior to the close of business on the business day preceding the Redemption Date, such holder gives written notice to the Corporation of its election to convert, pursuant to Section 6 below, any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares which would otherwise have been redeemed shall become effective as provided in Section 6 hereof.

        (e)  The Corporation shall, on or after any Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors, as a trust fund, a sufficient sum to redeem, on the date fixed for redemption thereof, the shares then called for redemption, with instructions and authority to such transfer agent or other redemption agent to pay the redemption price on or after the Redemption Date or prior thereto upon the surrender of the certificates representing the shares then being redeemed, then and from and after the date of such deposit, and notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holders thereof to receive from such transfer agent or other redemption agent, at any time after the date of such deposit, the sum so deposited. Any funds so deposited and unclaimed at the end of two (2) years from such Redemption Date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall be entitled to receive payment of the redemption price only from the Corporation. Any interest accrued on any funds deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

6.
Conversion Right.

        (a)  The holder of any shares of this Series may at any time (except that if any such shares shall have been called for redemption, then, as to such shares, such right shall terminate at the close of business on the Redemption Date, unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) convert any or all of the shares of this Series into fully paid and non-assessable shares of Common Stock at the rate of            shares of Common Stock for each share of this Series, equivalent to a conversion price of $            per share (the "Conversion Price"), subject to adjustment pursuant to the provisions of subparagraph (c) of this paragraph 6. Subject to the provisions of the next sentence, shares of this Series surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares which have been called for redemption on a Redemption Date within such period) be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date on the shares being surrendered for conversion. A holder of Convertible Preferred Stock on the record date preceding a Dividend Payment Date who (or whose transferee) converts shares of Convertible Preferred Stock on a Dividend Payment Date, will receive the dividend payable on such Convertible Preferred Stock by the Corporation on such Dividend Payment Date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion.

        (b)  In order to convert shares of Series A Preferred into shares of common stock of the Corporation, the holder thereof shall surrender at the office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares. Shares of Series A Preferred shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of common stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of common stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of shares of common stock of the Corporation issuable upon such conversion.

        (c)  The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price each holder of shares of Series A Preferred shall thereafter be entitled to receive the number of shares of common stock of the Corporation obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

        (d)  Except for (i) options, warrants or other rights to purchase securities outstanding on the date of the first issuance of this Series (provided there is no adjustment to the terms of such options, warrants or other securities on or after the date of issuance of the Series A Preferred); (ii) options to purchase shares of common stock and the issuance of awards of common stock pursuant to stock option or employee stock purchase plans adopted by the Corporation and shares of common stock issued upon the exercise of such options granted pursuant to such plans (provided there is no adjustment to the terms of such options, awards or other securities on or after the date of issuance of the Series A Preferred) (appropriately adjusted to reflect stock splits, combinations, stock dividends, reorganizations, consolidations and similar changes); or (iii) common stock issued to holders of the Series A Preferred or upon conversion or in lieu of cash dividends on the Series A Preferred, if and whenever the Corporation shall issue any additional securities, warrants or rights or any security convertible or exchangeable into equity, securities, warrants or rights (collectively, "Convertible Securities") without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of such additional common stock and the number of shares of common stock outstanding prior to such issuance. For the purpose of the above calculation, the number of shares of common stock immediately prior to such issuance shall be calculated on a fully-diluted basis, as if all shares of Series A Preferred had been fully converted into shares of common stock and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised as of such date. Except as provided in Section 6(g) below, no further adjustments of the Conversion Price shall be made upon the actual issuance of common stock or of any Convertible Securities upon the exercise of such rights or options or upon the actual issue of such common stock upon conversion or exchange of such Convertible Securities.

        (e)  For purposes of this Section 6:

            (i)  in case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase such common stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such common stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its common stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of common stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of Section 6(h) below, shall be made after giving effect to such adjustment of the Conversion Price.

        (f)    In case the Corporation shall at any time subdivide its outstanding shares of common stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of common stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        (g)  If (i) the purchase price provided for in any right or option referred to in Section 6(d), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for common stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), or any Convertible Securities shall terminate, expire or cease to be outstanding without exercise thereof, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of common stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of common stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in Section 6(d), or the rate at which any Convertible Securities referred to in Section 6(d) are convertible into or exchangeable for common stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of common stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of common stock delivered as aforesaid.

        (h)  If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and except as otherwise provided herein, lawful and adequate provision shall be made whereby the holders of Series A Preferred shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the common stock of the Corporation immediately theretofore receivable upon the conversion of Series A Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such common stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series A Preferred had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series A Preferred) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Preferred. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series A Preferred, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

        (i)    Upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Preferred, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. No adjustment to the conversion rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments which by reason of this Section 6(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this Section 6(i)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of common stock. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the conversion rate in addition to those required by this Section 6 as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

        (j)    In case at any time: (i) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another Corporation; or (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred at the addresses of such holders as shown on the books of the Corporation, of the date on which (a) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of common stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty

(20) days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

        (k)  If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series A Preferred in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

        (l)    As used in this Section 6 the term "common stock" shall mean and include the Corporation's presently authorized common stock and any additional common stock that may be authorized by due action of the Corporation's Board of Directors and shareholders entitled to vote thereon.

        (m)  No fractional shares of common stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of common stock as of the close of business on the day of conversion. "Market price" shall mean if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing sale price of the common stock on such exchange or the NASDAQ Stock Market, or, if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of twenty (20) consecutive trading days prior to the date as of which "market price" is being determined. If at any time the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

        (n)  The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of this Series, such number of shares of common stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of common stock of the Corporation. For the purpose of this Section 6(n), the full number of shares of common stock issuable upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation of such number of shares of common stock all outstanding shares of this Series were held by a single holder.

        (o)  The Corporation covenants that if any shares of common stock required to be reserved for purposes of conversion of the shares of this Series require registration with or approval of any governmental authority under any federal or state law, before such shares may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be.

        (p)  The Corporation covenants that all shares of common stock issued upon conversion of the shares of this Series will upon issue be fully paid and nonassessable and not subject to any preemptive rights.

7.
Automatic Conversion.

        (a)  The Series A Preferred shall automatically be converted into shares of common stock of the Corporation, without any act by the Corporation or the holders of the Series A Preferred, at any time after the second anniversary of the initial issuance of Series A Preferred (i) when the market price of the common stock for twenty (20) consecutive trading days exceeds two hundred percent (200%) of the Conversion Price and the common stock has an average daily trading volume of at least ten thousand (10,000) shares during such consecutive twenty (20) day period; or (ii) upon the closing of a public offering by the Corporation in which (1) the aggregate public offering price of the securities sold for cash by the Corporation in the offering is at least $8,000,000 (exclusive of any overallotment amount); (2) the public offering price per share is at least $4.00; and (3) the offering is underwritten on a firm commitment basis by an underwriter or a group of underwriters represented by an underwriter or underwriters, that is a member of the National Association of Securities Dealers, Inc.; provided that in the case of (i) or (ii), a registration statement has been filed and has become effective with the U.S. Securities and Exchange Commission and applicable "blue sky" laws of each state in which a holder of the Series A Preferred resides with respect to the common stock underlying the Series A Preferred to permit resale of the shares received upon conversion.

        (b)  Upon such conversion, each holder of certificates for shares of Series A Preferred shall immediately surrender such certificates in exchange for appropriate stock certificates representing a share or shares of common stock of the Corporation. Each holder of a share of Series A Preferred so converted shall be entitled to receive the full number of shares of common stock into which such share of Series A Preferred held by such holder could be converted if such holder had exercised its conversion right at the time of closing of such public offering.

        (c)  As used herein, the term "closing" shall mean the delivery by the Corporation to the underwriters of certificates representing the shares of common stock of the Corporation offered to the public against delivery to the Corporation by such underwriters of payment therefor. The term "firm commitment basis" with respect to the underwriting of such public offering shall mean a commitment pursuant to a written underwriting agreement under which the nature of the underwriters' commitment is such that all securities must be purchased by such underwriters, if any shares are purchased.

8.
Relative Rights of Series A Preferred Stock.

        So long as any of the Series A Preferred is outstanding the Corporation will not without the affirmative vote or written consent of the holders of at least a majority of the Series A Preferred at the time outstanding, voting separately as a class: (i) declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series A Preferred as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Series A Preferred either as to dividends or upon liquidation, dissolution or winding-up and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series A Preferred; or (ii) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to the Series A Preferred as to payment of dividends, as to payment or distribution of assets upon the liquidation or dissolution of the corporation, or as to voting rights (on an as-if-converted basis or otherwise); or (iii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Articles of Incorporation, or of this Certificate of Designation of Rights and Preferences, so as to adversely affect the preferences, rights, privileges or powers of the Series A Preferred; provided, however, that any increase in the number of authorized preferred stock or the creation and issuance of other series of preferred stock ranking in a parity with or junior to the Series A Preferred shall not be deemed to affect such preferences, rights, privileges or powers.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Rights and Preferences on behalf of the Corporation as of the             day of                         , 2002.

FOUNDERS FOOD & FIRKINS LTD.
By:

Its:

APPENDIX B

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we consent to the incorporation of our report dated January 30, 2002 included in Founders Food & Firkins Ltd.'s Annual Report (Form 10-KSB) for the year ended December 30, 2001, into this preliminary proxy statement.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd. SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD.

March 12, 2002
Minneapolis, Minnesota

B-1

APPENDIX C

FOUNDERS FOOD & FIRKINS LTD.

2002 EQUITY INCENTIVE PLAN

SECTION 1

DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

        1.1    Award.    The term "Award" shall mean any award or benefit granted in accordance with the terms of the Plan. Awards under the Plan may be in the form of (i) Stock Options; (ii) Restricted Stock; and/or (iii) Tax Offset Payments. In addition, any Award may de designated as a "Performance Award" as described in Section 5. The terms and conditions of the Award shall be set forth in an "Award Agreement."

        1.2    Board.    The term "Board" shall mean the Board of Directors of the Company.

        1.3    Change in Control.    The term "Change in Control" shall mean:

          (a)  an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of 50% or more of either:

            (1)  the then outstanding Stock; or

            (2)  the combined voting power of the Company's outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change of Control:

      (i)
      any acquisition directly from the Company;

      (ii)
      any acquisition by the Company or a Subsidiary;

      (iii)
      any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Company or a Subsidiary; or

      (iv)
      any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the Stock or combined voting power of Stock and other voting securities of the Company is beneficially owned by substantially all of the individuals and entities who were beneficial owners of Stock and other voting securities of the Company immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

          (b)  individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board"), cease to constitute at least a majority of the Board. Individuals nominated by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

          (c)  approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other voting securities so that after the corporate change the immediately previous owners of 50% of Stock and other voting securities do not own 50% of the Company's Stock and other voting securities either legally or beneficially; or

          (d)  the sale, transfer or other disposition of all substantially all of the Company's assets; or

          (e)  a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.

        A "Change in Control" shall not be deemed to occur with respect to a Participant if the acquisition of a 50% or greater interest is by a group that includes the Participant, nor shall it be deemed to occur if at least 50% of the Stock and other voting securities owned before the occurrence are beneficially owned subsequent to the occurrence by a group that includes the Participant.

        1.4    Code.    The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        1.5    Committee.    The term "Committee" shall mean a committee described in Section 10.

        1.6    Company.    The term "Company" shall mean Founders Food & Firkins, Ltd.

        1.7    Covered Shares.    The term "Covered Shares" shall mean the number of shares of Stock that an Eligible Individual may purchase pursuant to an Option.

        1.8    Director.    The term "Director" shall mean a member of the Company's Board.

        1.9    Eligible Individual.    The term "Eligible Individual" shall mean (a) any common law employee, prospective employee, or officer of the Company, (b) members of the Company's Board, (c) consultants and advisors to the Company, and (d) employees of any Related Company or business partner of the Company. All Eligible Individuals must be natural persons who provide bona fide services to the Company or a Related Company. In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company's Stock. An Award may be granted to an Eligible Individual prior to the date the Eligible Individual performs services for the Company or Related Company, provided that such Award shall not become vested prior to the date the Eligible Individual first performs such services.

        1.10    Exchange Act.    The term "Exchange Act" shall mean the Securities Act of 1934, as amended.

        1.11    Exercise Price.    The term "Exercise Price" shall mean the exercise price of each Option granted under Section 4 established by the Committee and determined by any reasonable method established by the Committee at the time the Option is granted. Options granted pursuant to Section 4 of the Plan shall not have an Exercise Price of less than 100% of the Fair Market Value of the Company's Stock on the date the Option is granted (or, if greater, the par value of a share of Company Stock). Notwithstanding the foregoing, any ISO granted to any shareholder owning 10% or more of the Company's Stock must be at an option price of at least 110% of the Fair Market Value of the Stock on the date the Option is granted.

        1.12    Fair Market Value.    The term "Fair Market Value" of a share of Stock on a given date shall mean the closing price of the share of Stock as reported on the Nasdaq Stock Market on such date, if the share of Stock is then quoted on the Nasdaq Stock Market or, if the market is closed on that date, the closing price of the share of Stock on the previous trading day. If the Stock is not listed on the Nasdaq Stock Market, Fair Market Value shall be determined in good faith by the Board or Committee.

        1.13    Incentive Stock Option.    The term "Incentive Stock Option" or "ISO" shall mean an Option that is intended to satisfy the requirements of Section 422(b) of the Code. ISO grants may be awarded only to employees of the Company.

        1.14    Non-Employee Director.    The term "Non-Employee Director" shall mean a "non-employee director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

        1.15    Non-Qualified Stock Option.    The term "Non-Qualified Stock Option" or "NSO" shall mean an Option that is not intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. NSO grants may be awarded to any Eligible Individual.

        1.16    Option.    The term "Option" or "Stock Option" shall mean an ISO or NSO granted pursuant to the Plan. The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee.

        1.17    Performance Award.    The term "Performance Award" shall mean an award or grant of shares based upon the achievement of performance objectives, as contemplated by Section 5.

        1.18    Plan.    The term "Plan" shall mean this 2002 Equity Incentive Plan.

        1.19    Related Company.    The term "Related Company" shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. A Related Company includes a subsidiary of the Company and an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

        1.20    Stock.    The term "stock" shall mean shares of common stock, $0.01 par value, of the Company.

        1.21    Stock Option Agreement.    The term "Stock Option Agreement" or "Agreement" shall mean any written agreement evidencing the terms and conditions of an ISO or NSO granted under the Plan. The Agreement shall be subject to the terms and conditions of the Plan.

SECTION 2

PURPOSE

        The Founders Food & Firkins, Ltd. 2002 Equity Incentive Plan has been established by Founders Food & Firkins, Ltd. to (i) attract and retain individuals eligible to participate in the Plan; (ii) motivate Eligible Individuals, by means of appropriate incentives, to achieve long-range goals; (3) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Eligible Individuals' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and any Related Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

SECTION 3

PARTICIPATION

        Subject to the terms and conditions of the Plan, the Committee may determine and designate, from time to time, Eligible Individuals who will be granted one or more Awards under the Plan at the Exercise Price. In its sole discretion and without shareholder approval, the Committee may grant to an Eligible Individual any Award or Awards permitted under the provisions of the Plan. Awards may be granted as alternatives to or replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company). Only employees are eligible to be granted Incentive Stock Options.

SECTION 4

STOCK OPTIONS

        4.1    General.    The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee. Any Option awarded to Eligible Individuals under this Section 4 may be either NSOs or ISOs, as determined in the discretion of the Committee. To the extent that any Stock Option does not qualify as an ISO, it shall constitute an NSO.

        4.2    Option Awards.    Subject to the following provisions, Options awarded under the Plan shall be in such form and shall have such terms as the Committee may determine and specify in a Stock Option Agreement entered into between the Eligible Individual and the Company.

          (a)    Exercise of an Option.    An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event shall any fraction of a share of Stock be issued upon the exercise of an Option. An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

          (b)    Exercise Price.    The Exercise Price of an Option granted under this Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of the Company's Stock on the date of the Option is granted (or, if greater, par value of a share of stock). Notwithstanding the foregoing, any ISO granted to any shareholder owning 10% or more of the Company's Stock must be at an option price of at least 110% of the Fair Market Value of the Stock subject to the Option.

          (c)    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

            (1)  Subject to the following provisions of this Subsection 4.2(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise or such other time as approved by the Committee.

            (2)  Payment of the Exercise Price shall be made in such manner as the Committee may provide in the Award, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Eligible Individual or subject to Awards hereunder (so-called "cashless" or "immaculate" exercise methods), and any other manner permitted by law and approved by the Committee, or any combination of the foregoing. If the Company determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock Award. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

            (3)  An Eligible Individual may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

          (d)    Settlement of Option.    Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Agreement.

          (e)    Reload Options.    The Committee may grant "reload" options, pursuant to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 of the Exchange Act ("Rule 16b-3") or any other applicable law. The Eligible Individual would be granted a new Option when the payment of the Exercise Price of a previously granted Option is made by the delivery of shares of the Company's Stock owned by the Eligible Individual pursuant to Section 4.2(c)(2) hereof and/or when shares of the Company's Stock are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option. The new Option would be an Option to purchase the number of shares not exceeding the sum of (i) the number of shares of the Company's Stock provided as consideration upon the exercise of the previously granted Option to which such "reload" option relates and (ii) the number of shares of the Company's Stock tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to which such "reload" option relates. "Reload" options may be granted with respect to Options granted under this Plan. Such "reload" options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option.

          (f)    Vesting.    Eligible Individuals shall vest in all Options in accordance with the terms and conditions of the Agreement entered into by and between the Eligible Individual and the Company. The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

          (g)    Option Term.    The term of each Option shall be fixed by the Committee. In the event that the Plan is terminated pursuant to terms and conditions of Section 11, the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no ISO may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

          (h)    Termination of Employment.    Following the termination of Eligible Individual's employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

          (i)    Incentive Stock Options.    ISO grants may only be awarded to employees of the Company, a "parent corporation," or a "subsidiary corporation" as those terms are defined in Sections 424(e) and 424(f) of the Code. In order for an employee to be eligible to receive an ISO grant, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three months prior to the date such Option is exercised. Notwithstanding the provisions of Section 4.2, no ISO shall (i) have an Exercise Price which is less than 100% of the Fair Market Value of the Stock on the date of the ISO Award, (ii) be exercisable more than ten (10) years after the ISO is awarded, or (3) be awarded more than ten (10) years after the Effective Date of this Plan, or, if earlier, the date the Plan was approved by the shareholders. No ISO awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its "parent corporation" or any "subsidiary corporation" shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the ISO Award or (ii) be exercisable more than five (5) years after the date of the ISO Award. Notwithstanding Section 8.7, no ISO shall be transferable other than by will and the laws of descent and distribution. To the extent that the aggregate fair market value (determined at the time of grant) of shares of Stock with respect to ISOs are exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, exceeds $100,000, such Options shall be treated as NSOs.

          (j)    Early Exercise.    The Option may, but need not, include a provision whereby the Eligible Individual may elect at any time prior to his or her termination of employment with the Company to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restrictions the Committee determines to be appropriate.

SECTION 5

PERFORMANCE AWARDS

        The Committee shall have the right to designate Awards as "Performance Awards." The Committee may designate whether any Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such Awards shall be based on any one or more of the following criteria, in each case applied to the Company on a consolidated basis or to a business unit, as specified by the Committee in an Award Agreement, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The terms and conditions of a Performance Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual, as selected by the Committee. For Awards under this Section 5 intended to be "performance-based compensation," the grant of the Awards and the establishment of the performance measures shall be made during the period required under Code section 162(m).

SECTION 6

RESTRICTED STOCK

        Subject to the following provisions, the Committee may grant Awards of Restricted Stock to an Eligible Individual in such form and on such terms and conditions as the Committee may determine and specify in a Restricted Stock Award Agreement entered into between the Company and the Eligible Individual:

          (a)  The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the Eligible Individual and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.

          (b)  Stock certificates representing the Restricted Stock awarded to an Eligible Individual shall be registered in the Eligible Individual's name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of the Eligible Individual. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by an Eligible Individual until such share has vested in accordance with the terms of the Restricted Stock Award. At the time the Restricted Stock vests, a certificate for such vested shares shall be delivered to the Eligible Individual (or his or her designated beneficiary in the event of death), free from the restrictions imposed thereon except that any restrictions under federal or state securities laws shall continue to apply.

          (c)  The Committee may provide that the Eligible Individual shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

          (d)  Except as may be provided by the Committee, in the event of an Eligible Individual's termination of employment or relationship with the Company prior to all of his or her Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions as set forth in the Restricted Stock Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Eligible Individual be returned to the Eligible Individual or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, be paid to the Eligible Individual.

          (e)  The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Eligible Individual's Restricted Stock.

SECTION 7

TAX OFFSET PAYMENTS

        The Committee may provide for a Tax Offset Payment to be made by the Company to an Eligible Individual with respect to one or more Awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Eligible Individual is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash. No Eligible Individual shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Eligible Individual in such fiscal year. The terms and conditions of a Tax Offset Payment Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual.

SECTION 8

OPERATION AND ADMINISTRATION

        8.1    General.    The operation and administration of this Plan, including any Awards granted under this Plan, shall be subject to the provisions of Section 8.

        8.2    Effective Date.    Subject to the approval of the shareholders of the Company, the Plan shall be effective as of February 27, 2002 (the "Effective Date") provided, however, that to the extent that Awards are granted under the Plan prior to its approval by the shareholders of the Company, the Awards shall be subject to the approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no ISO may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

        8.3    Shares Subject to Plan.    The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

          (a)  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

          (b)  Subject to the following provisions of this Section 8.3, the maximum aggregate number of shares of Stock that may be issued and sold under the Plan shall be 600,000 shares. The number of shares of Stock so reserved for issuance shall be subject to adjustment pursuant to Sections 8.3 (b) and 8.3(d). The shares of Stock may be authorized, but unissued, or reacquired Stock.

          (c)  On January 1st of each year, commencing with year 2003, the aggregate number of shares of Stock that may be awarded under the Plan shall automatically increase by the greater of (a) 80,000 shares of Stock or (b) 2.0% of the outstanding shares of Stock on such date.

          (d)  To the extent an Award terminates without having been exercised, or shares awarded are forfeited, such shares shall again be available issue under the Plan. Shares of Stock surrendered in payment of the Exercise Price and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the maximum aggregate number of shares authorized to be issued pursuant to this Plan, and shall again be available for issuance pursuant to the terms of the Plan.

          (e)  If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (f)    Options granted hereunder shall be treated as ISOs under Code Section 422 only to the extent that the aggregate fair market value (determined at the time of grant) of Shares exercisable for the first time by the Participant during any calendar year, in combination with shares first exercisable under all other plans of the Company and its Subsidiaries or affiliates, does not exceed $100,000, with any options or portions of options in excess of such limit (according to the order in which they were granted) being treated as NQOs.

          (g)  For Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 150,000 shares of Stock may be subject to such Awards granted to any one individual during any one-calendar-year period.

          (h)  In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, combination or reverse stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee or the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan. However, no such adjustment shall exceed the aggregate value of any outstanding Award prior to such substitution or adjustment. The Board or Committee may make such other adjustments as it deems appropriate.

        8.4    Securities Laws Restrictions.    Issuance of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a)  If at any time the Committee determines that the issuance of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction (including, without limitation, the requirements of the Securities Act of 1933), or the applicable requirements of any securities exchange or similar entity, the right to exercise any Stock Option or receive any Restricted Stock shall be suspended until the Committee determines that such issuance is lawful. The Company shall have no obligation to effect any registration of qualification of the Stock under federal or state laws.

          (b)  Any person exercising a Stock Option or receiving Restricted Stock shall make such representations (including representations to the effect that such person will not dispose of the Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Stock in compliance with applicable federal and state securities laws. The Committee may refuse to permit the exercise of a Stock Option or issuance of Restricted Stock until such representations and information have been provided.

          (c)  The Company may place an appropriate legend evidencing any transfer restrictions on all shares of Stock issued under the Plan and may issue stop transfer instructions in respect thereof.

          (d)  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        8.5    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

        8.6    Use of Shares.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

        8.7    Dividends and Dividend Equivalents.    An Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

        8.8    Payments.    Awards may be settled in any of the methods described in Section 4.2(c). Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Eligible Individual to the extent that such benefits are attributable to the services rendered for that Related Company by the Eligible Individual. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

        8.9    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent and distribution. If the Committee makes an Award transferable, the Award Agreement shall set forth such additional terms and conditions regarding transferability as the Committee deems appropriate.

        8.10    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Eligible Individual or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        8.11    Agreement With Company.    Any Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award shall be reflected in an Award Agreement. A copy of the Award Agreement shall be provided to the Eligible Individual, and the Committee may, but need not require, the Eligible Individual to sign the Award Agreement.

        8.12    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        8.13    Limitation of Implied Rights.

          (a)  Neither an Eligible Individual nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. An Eligible Individual shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Company shall be sufficient to pay any benefits to any Eligible Individual.

          (b)  This Plan does not constitute a contract of employment, and selection as a Eligible Individual will not give the Eligible Individual the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any future grants or to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon an Eligible Individual any rights of a shareholder of the Company prior to the date on which the Eligible Individual fulfills all conditions for receipt of such rights.

        8.14    Termination for Cause.    If the employment of an Eligible Individual is terminated by the Company or a Related Company for "cause," then the Committee shall have the right to cancel any Options granted to the Eligible Individual under the Plan. The term "cause" shall mean (1) the Eligible Individual's violation of any provision of any non-competition agreement or confidentiality agreement with the Company; (2) an illegal or negligent action by the Eligible Individual that materially and adversely affects the Company; (3) the Eligible Individual's failure or refusal to perform his/her duties

(except when prevented by reason of illness or disability); or (4) conviction of the Eligible Individual of a felony involving moral turpitude.

        8.15    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 9

CHANGE IN CONTROL

        In the event of a Change in Control, if specifically documented in either a special form of Award Agreement at the time of grant or amendment to an existing Award Agreement, in each case on an individual-by-individual basis:

          (a)  all or a portion (as determined by the Committee) of outstanding Stock Options awarded to such individual under the Plan shall become fully exercisable and vested; and

          (b)  the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards under the Plan held by an Eligible Individual shall lapse and such shares shall be deemed fully vested.

        Notwithstanding the foregoing, no acceleration of vesting or termination of restrictions on Restricted Stock shall occur if (a) all Awards are assumed by a surviving corporation or its parent or (b) the surviving corporation or its parent substitutes Awards with substantially the same terms for such Awards. The Committee shall have the right to cancel Awards in the event of a Change in Control, provided that in exchange for such cancellation, the Eligible Individual shall receive a cash payment equal to the Change in Control consideration less the exercise price of the Awards.

SECTION 10

COMMITTEE

        10.1    Administration.    The Plan shall be administered by the Compensation Committee of the Board or such other committee of Directors as the Board shall designate, which shall consist of not less than two Non-Employee Directors. The members of the Committee shall be Non-Employee Directors and shall serve at the pleasure of the Board. To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. To the extent that the Board determines it to be desirable to qualify Awards as exempt under Rule 16b-3, the Award transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Eligible Individuals. The Board may administer the Plan or exercise any or all of the administration duties of the Committee at any time when a Committee meeting the requirements of this Section has not been appointed, and the Board may exempt Awards pursuant to Rule 16b-3(d)(1) of the Exchange Act.

        10.2    Powers of Committee.    The Committee shall have the following authority with respect to Awards under the Plan: to grant Awards; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

          (a)  to determine whether and to what extent any Award or combination of Awards will be granted hereunder;

          (b)  to select the Eligible Individuals to whom Awards will be granted;

          (c)  to determine the number of shares of Stock to be covered by each Award granted hereunder subject to the limitations contained herein;

          (d)  to determine the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives and such other factors as the Committee may establish, and to determine whether the performance objectives and other terms and conditions of the Award are satisfied;

          (e)  to determine the treatment of Awards upon the Eligible Individual's retirement, disability, death, termination for cause or other termination of employment or service;

          (f)    to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an Award (i) will be paid to the Eligible Individual currently or (ii) will be deferred and deemed to be reinvested or (3) will otherwise be credited to the Eligible Individual or that the Eligible Individual has no rights with respect to such dividends;

          (g)  to amend the terms of any Award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Eligible Individual without his or her written consent; and

          (h)  to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

        Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among Eligible Individuals who receive Awards under the Plan, whether or not such Eligible Individuals are similarly situated. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in an Award Agreement stating the time at which the Award may first be exercised or the time during which the Award will vest.

        10.3    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        10.4    Information to be Furnished to Committee.    The Company and any Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Related Company as to an Eligible Individual's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Eligible Individuals and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

        10.5    Non-Liability of Board and Committee.    No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

SECTION 11

AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Eligible Individual (or, if the Eligible Individual is not then living, the affected beneficiary), adversely affect the rights of any Eligible Individual or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to Subsection 8.3(d) shall not be subject to the foregoing limitations of this Section 11. An amendment shall be subject to approval by the Company's shareholders only to the extent required by applicable laws, regulations or rules.

SECTION 12

GENERAL PROVISIONS

        12.1    Award Agreements.    No Eligible Individual will have rights under an Award granted to such Eligible Individual unless and until an Award Agreement has been duly executed on behalf of the Company and the Eligible Individual.

        12.2    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Related Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        12.3    Headings.    The headings of the sections and subsections of this Plan are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.

        12.4    Beneficiaries.    An Eligible Individual may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan may be paid or transferred in case of death. Each designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Eligible Individual in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits outstanding at the Eligible Individual's death shall be paid or transferred to his or her estate. There shall be no third party beneficiaries of or to this Plan. Any beneficiary of the Eligible Individual shall have only a claim to such benefits as may be determined to be payable hereunder, if any, and shall not, under any circumstances other than the right to claim such benefits, be deemed a third party beneficiary of or to this Plan.

        12.5    Repurchase Option.    The terms of any repurchase option shall be specified in the Award Agreement.

        12.6    Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any jurisdiction.

FOUNDERS FOOD & FIRKINS LTD.

FOUNDERS FOOD & FIRKINS LTD. 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Founders Food & Firkins Ltd., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated March         , 2002, and hereby appoints Steven J. Wagenheim and Mitchel I. Wachman, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Founders Food & Firkins Ltd. to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on April        , 2002, at 3:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Founders Food & Firkins Ltd. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions.

\*/ Please detach here \*/

1.	To elect six directors for the ensuing year and until their successors shall be elected and duly qualified.			☐	FOR all nominees listed at left (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed at left
	01 William E. Burdick 04 Arthur E. Pew III	02 Steven J. Wagenheim 05 James G. Gilbertson	03 Mitchel I. Wachman 06 Bruce H. Senske
(Instructions: To withhold authority to vote for any indicted nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the issuance and sale of shares of Series A Convertible Preferred Stock and warrants convertible or exercisable to purchase up to a maximum of 7,500,000 shares of common stock.	☐ For	☐ Against	☐ Abstain
3.	To approve an amendment to our Articles of Incorporation, as amended, that would change our name to Granite City Food & Brewery Ltd.	☐ For	☐ Against	☐ Abstain
4.	To approve our 2002 Equity Incentive Plan.	☐ For	☐ Against	☐ Abstain
5.	To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent auditors for the fiscal year ending December 29, 2002.	☐ For	☐ Against	☐ Abstain
6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change? Mark Box    ☐    Indicate changes below:

Dated:	, 2002

Signature(s) in Box (If there are co-owners both must sign)
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL NO. 2 APPROVAL OF ISSUANCE AND SALE OF SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANTS
DESCRIPTION OF SECURITIES
PROPOSAL NO. 3 APPROVAL OF CORPORATE NAME CHANGE
PROPOSAL NO. 4 APPROVAL OF 2002 EQUITY INCENTIVE PLAN
PROPOSAL NO. 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-KSB
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
APPENDIX A FOUNDERS FOOD & FIRKINS LTD. CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK
APPENDIX B CONSENT OF INDEPENDENT AUDITORS
APPENDIX C FOUNDERS FOOD & FIRKINS LTD. 2002 EQUITY INCENTIVE PLAN